Exhibit 23.3

            CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO. INC.


         We  hereby consent  to  the   inclusion   of  our   opinion as an
exhibit to the Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of One Valley Bancorp of West
Virginia, Inc. and to the references to our firm as Financial Advisor to CSB Financial Corporation and to our opinion contained in said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission.



                                      FRIEDMAN, BILLINGS, RAMSEY & CO. INC.

March 6, 1996